Exhibit 99.1

NEWS RELEASE

	Contacts:	James E. Braun, CFO
Newpark Resources, Inc.
281-362-6800
FOR IMMEDIATE RELEASE
Ken Dennard, Managing Partner
Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600
NEWPARK RESOURCES ANNOUNCES AGREEMENT TO PURCHASE WELL SITE CONSTRUCTION COMPANY
     THE WOODLANDS, TX — AUGUST 14, 2007 — Newpark Resources, Inc. (NYSE: NR) today announced the signing of an asset purchase agreement with SEM Construction Company (“SEM”), headquartered in Grand Junction, Colorado.
     Under the terms of the agreement, Newpark Resources is to acquire substantially all of the assets and operations of SEM for cash consideration of $21.3 million, subject to working capital and other adjustments. SEM is a full-service well site construction company engaged in construction, reclamation, maintenance, and general rig work at drilling locations for the oil and gas industry throughout Western Colorado. SEM recorded revenues of $14.3 million for the 12 months ending June 30, 2007. The acquisition is expected to be accretive to Newpark Resources, Inc. earnings in 2007.
     Paul Howes, President and Chief Executive Officer of Newpark, stated, “We are excited to announce this acquisition, which fits very well into our long-term strategy for the Mats and Integrated Services business. This acquisition provides us with geographic expansion into the important Piceance basin, which will help to offset the cyclicality of our Gulf Coast business. Also, this acquisition provides an expansion to our product and service offerings including well site equipment rentals, which is consistent with our strategy of becoming a total well site services provider to the oil and gas industry.”
     This acquisition is subject to the completion of final due diligence and other customary requirements and is expected to close during the third quarter of 2007.

     Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the investigation of the matter by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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